EXHIBIT 4.1

	This certificate is transferable in Canton, MA, Jersey City, NJ or New York, NY	See Reverse for Certain Definitions and Notices CUSIP 25459L 10 6

NUMBER HS			SHARES

Hughes Electronics Corporation Incorporated Under the Laws of the State of Delaware

Certificate of Stock

NAME CHANGED TO

The DIRECTV Group, Inc.

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01, OF

Hughes Electronics Corporation (hereinafter called the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to the express terms and provisions of the Certificate of Incorporation of the Corporation filed in the office of the Secretary of State of Delaware. This certificate is not valid unless countersigned by the Transfer Agent and registered by a Registrar.

Witness the Seal of the Corporation and the signatures of its duly authorized officers.

Dated:

/s/ CHASE CAREY	/s/ JANET L. WILLIAMSON

President and Chief Executive Officer	Secretary

COUNTERSIGNED AND REGISTERED: EquiServe Trust Company, N.A. TRANSFER AGENT AND REGISTRAR

BY	/s/ STEPHEN CESSO
AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS: 931-490-1714 PROOF OF MARCH 15, 2004 The DIRECTV Group, Inc. TSB 15213 patch
SALES: LETICIA TOGLIA: 212-269-0339 X 16	OPERATOR: TERESA
/ ETHER 13 / LIVE JOBS / D / DIRECTV /15213 PATCH	NEW

Hughes Electronics Corporation

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF, WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST MAY BE MADE IN WRITING TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR THE TRANSFER AGENT.

THE SHARES OF HUGHES ELECTRONICS CORPORATION (HEREINAFTER THE “CORPORATION”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE CORPORATION’S CERTIFICATE OF INCORPORATION, INCLUDING RESTRICTIONS BASED UPON A HOLDER’S OWNERSHIP OF SHARES OF EQUITY STOCK, AND TO AUTOMATIC CONVERSION UPON THE OCCURRENCE OF CERTAIN EVENTS, ALL AS SET FORTH THEREIN.

THE CORPORATION WILL FURNISH WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, A COPY OF THE RELEVANT PROVISIONS OF THE CORPORATION’S CERTIFICATE OF INCORPORATION, WHICH SET FORTH THE LIMITATIONS AND RESTRICTIONS ON OWNERSHIP OF EQUITY STOCK. ANY SUCH REQUEST MAY BE ADDRESSED TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THE FACE HEREOF.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—as tenants in common	UNIF GIFT MIN ACT– Custodian
TEN ENT	—as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act
JT TEN	—as joint tenants with right of survivorship and not as tenants in common	(State)
Additional abbreviations may also be used though not in the above list.

For value received,                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.